SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):  March 3, 2004
                                                          ----------------


                    DIGITAL CREATIVE DEVELOPMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


            Utah                     0-22315                   34-1413104
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(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)           Identification No.)


  1325 Avenue of the Americas, 26th Floor, New York, NEW YORK     10019
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         (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (212) 603-7557
                                                           ---------------

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Item 4.  Changes in Registrant's Certifying Accountant.

         Effective June 23, 2004, the Company engaged Miller, Ellin & Co., LLP as its independent accountants following the dismissal of the Company's former independent accountants, Goldstein Golub Kessler, LLP. The change of independent accountants was approved by the Board of Directors of the Company.

         During the Company's last two fiscal years there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report. The former accountant had not completed a report for any fiscal year or period within such year and therefore has not issued a report with an adverse opinion or a disclaimer of opinion, nor any qualification or modification as to any uncertainty, audit scope or accounting principles.

              The Company is working to become current in the filing of its periodic reports due under the Securities Exchange Act of 1934 and has engaged the new accountants to provide assistance with such reports and the required financial statements.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

              16.1 Letter regarding change in certifying public accountant. (To be filed by amendment).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

June 24, 2004                       DIGITAL CREATIVE DEVELOPMENT CORPORATION

                                    By: /s/ Gary Herman
                                        -----------------------------------
                                        Gary Herman


                           GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants